UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2007

MAJESCO ENTERTAINMENT COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-32404 (Commission File Number)	06-1529524 (IRS Employer Identification No.)

160 Raritan Center Parkway Edison, New Jersey (Address of principal executive offices and zip code)

(732) 225-8910
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On November 29, 2007, the Majesco Entertainment Company’s (the “Company”) Board of Directors (the ‘‘Board’’) appointed Jesse Sutton as Chief Executive Officer. Jesse Sutton, age 38, had served as interim Chief Executive Officer since August 23, 2006. He has been a member of the Board since August 2006. Current and historical information with respect to Mr. Sutton’s prior experience and current and prior relationships with the Company have been previously disclosed and are available in the Company’s publicly filed documents.

ITEM 8.01 OTHER EVENTS

On December 4, 2007, the Board appointed Allan I. Grafman, one of its existing directors as the Board’s non-executive Chairman of the Board. Attached as Exhibit 99.1 is the press release dated December 6, 2007, announcing the appointment of each of Mr. Sutton and Mr. Grafman, which is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) The following exhibit is furnished with this report:

Exhibit Number	Description
99.1	Press Release dated December 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 6, 2007	MAJESCO ENTERTAINMENT COMPANY
/s/ Jesse Sutton
Jesse Sutton Chief Executive Officer